Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 2 to Registration Statement No. 811-22908 on Form N-2 of our report dated December 26, 2013, relating to the financial statements of Blackstone Real Estate Income Master Fund as of December 20, 2013, and the period October 18, 2013 (date of inception) to December 20, 2013. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 26, 2013